UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

AGILYSYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-5734	34-0907152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3655 Brookside Parkway Suite 300
Alpharetta, Georgia		30022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 810-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AGYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2026, Agilysys, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Ramesh Srinivasan, the Company’s Chief Executive Officer and President. In accordance with the Employment Agreement, Mr. Srinivasan will continue to serve as the Chief Executive Officer and President for a three-year initial term. The term of employment will automatically extend for successive periods of one year unless either the Company or Mr. Srinivasan provides written notice of non-renewal at least 90 days before the end of the then-current employment term.

Mr. Srinivasan will continue to receive a base salary of $600,000 per year, subject to annual review and adjustment (which salary may be increased but not decreased) by the Company’s Board of Directors (the “Board”), and will be eligible to receive a bonus at an annual target amount equal to his base salary with a maximum bonus of up to 150% of his base salary per year, which bonus will be payable in shares of common stock that will vest based upon attainment of annual performance goals as determined by the Board.

Also, pursuant to the Employment Agreement, on June 18, 2026, Mr. Srinivasan received a grant of 78,269 restricted stock units (“RSUs”), which was equal to $6,800,000 divided by the twenty day VWAP as of June 18, 2026, the date of grant (the “Date of Grant”). Of those, 39,135 RSUs, or 50% of the total grant, are time based with no performance element. Sixty-seven percent (67%) of this amount shall vest on the second anniversary of the Date of Grant, and the remaining thirty-three percent (33%) shall vest in equal quarterly installments beginning on the date that is 90 days following the second anniversary of the Date of Grant and continuing for each of the next three successive 90th days thereafter, subject in each case to Mr. Srinivasan’s continued employment through each applicable vesting date. The remaining 39,135 RSUs shall be conditioned upon the achievement of performance metrics, which must be achieved by the third anniversary of the Date of Grant. Of these performance based RSUs, one third of them (the “First Tranche”) will vest if both the twenty day VWAP of the Company’s common stock is equal to or higher than $105 per share and Mr. Srinivasan continues to be employed with the Company through the second anniversary of the Date of Grant. The second third of the RSUs (the “Second Tranche”) will vest if both the twenty day VWAP of the Company’s common stock is equal to or higher than $120 per share and Mr. Srinivasan continues to be employed with the Company through the second anniversary of the Date of Grant, and the final third of the RSUs (the “Third Tranche”) will vest if both the twenty day VWAP of the Company’s common stock is equal to or higher than $135 per share and Mr. Srinivasan continues to be employed with the Company through the second anniversary of the Date of Grant. Upon vesting, the Company will issue and deliver to Mr. Srinivasan the number of shares of the Company’s common stock equal to the number of vested RSUs. The annual bonus performance shares and the RSUs are subject to the terms and conditions of the Company’s 2024 Equity Incentive Plan, and the RSUs are subject to the terms and conditions of a restricted stock unit award agreement. If a performance metric is achieved prior to the second-anniversary of the Date of Grant, then sixty-seven percent (67%) of the applicable Tranche for which the performance metric was achieved shall vest on the second anniversary of the Date of Grant, and the remaining thirty-three percent (33%) shall vest in equal quarterly installments beginning on the date that is 90 days following the second anniversary of the Date of Grant and continuing for each of the next three successive 90th days thereafter (each such quarterly period, a “Quarterly Tranche Vesting Period”), subject in each case to Mr. Srinivasan’s continued employment through each applicable vesting date. If a performance metric for a Tranche is achieved on or after the second anniversary of the Date of Grant, then the applicable Tranche for which the performance metric was achieved shall vest sixty-seven percent (67%) on the day after the performance metric was achieved, and the remaining thirty-three percent (33%) shall vest in equal installments beginning at the end of the current Quarterly Tranche Vesting Period and continuing for the end of each successive Quarterly Tranche Vesting Period, subject in each case to Mr. Srinivasan’s continued employment through the applicable vesting date.

In addition, pursuant to the Employment Agreement, Mr. Srinivasan will be entitled to receive the Company’s current customary employee benefits.

If the Employment Agreement is terminated by the Company without Cause or by Mr. Srinivasan for Good Reason (in each case as defined in the Employment Agreement), or if notice of non-renewal is given within the last 12 months of the initial three-year employment term, then subject to his execution of a release of claims, Mr. Srinivasan will be entitled to receive severance equal to two years’ then-current base salary and two times the value of his target annual bonus performance shares, which will be paid during regular pay intervals over the course of two years. In addition, he will also receive (a) a lump sum payment in cash, on the 60th day after the termination date, equal to the total after-tax premiums required to pay for 24 months of COBRA continuation coverage under the Company’s medical, dental and vision insurance plans; (b) a lump sum payment in cash of his pro-rated bonus for the year of termination based on actual performance with no negative discretion by the Board; and (c) twelve (12) months of accelerated vesting of all equity compensation awards that are subject only to time or service-based vesting and were unvested and outstanding on the termination date. If such termination occurs within three months before or 24 months after a Change in Control, Mr. Srinivasan will receive two times the sum of his then-current base salary and target annual bonus, two times the COBRA payment and 100% release of any post-closing restrictions related to equity awards that were deemed vested as a result of the Change of Control. In addition, upon any termination of employment, Mr. Srinivasan will receive accrued but unpaid base salary and unreimbursed expenses.

During the term of his employment and for 24 months thereafter, Mr. Srinivasan will be subject to the Company’s standard confidentiality and non-disclosure requirements, as well as non-competition and non-solicitation obligations.

The description of the Employment Agreement and restricted stock unit award agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and restricted stock unit award agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated June 18, 2026, by and between Agilysys, Inc. and Ramesh Srinivasan.

10.2	Form of Restricted Stock Unit Award Agreement for Ramesh Srinivasan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

Date:	June 22, 2026	By:	/s/ Kyle C. Badger
Kyle C. Badger Senior Vice President, General Counsel and Secretary